Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.74

SHARE PURCHASE AGREEMENT

Mitsui Sumitomo Insurance Company, Limited (the “Seller”) and PayPay Corporation (the “Purchaser”; together with the Seller, the “Parties”) hereby enter into this share purchase agreement as follows (the “Agreement”) on March 25, 2025 (the “Execution Date”) in relation to the transfer to the Purchaser of all of the shares of common stock in PayPay Bank Corporation (the “Target Company”) held by the Seller (the “Share Transfer”).

Chapter 1  Share Transfer

Article 1.1	Share transfer

On the date on which the share transfer prescribed in Article 3.2, Item (4) is executed or a date separately determined between the Parties after such share transfer is executed (the “Closing Date”), the Seller shall, in accordance with the provisions of the Agreement, transfer to the Purchaser all of the 4,000 shares of common stock the Seller owns in the Target Company (the “Shares”), and the Purchaser shall accept the transfer of the Shares (execution of the Share Transfer is hereinafter referred to as the “Closing”).

Article 1.2	Purchase Price

The purchase price for the Share Transfer will be the amount calculated based on 94,584 yen per share, which amounts to 378,336,000 yen (the “Purchase Price”).

Chapter 2 Closing

Article 2.1	Closing

1.

On the Closing Date, the Seller shall, in exchange for receiving from the Purchaser the full payment of the Purchase Price to be paid to the Seller as provided for in paragraph 2, transfer all of the Shares to the Purchaser and deliver to the Purchaser a joint request form requesting entries to be made in the shareholder register (kabunushi-meibo meigi kakikae seikyuu no kyoudou-seikyuu-sho) pertaining to the Share Transfer (on which the Seller has stated all necessary matters and that is affixed with the Seller’s name and seal).

2.

On the Closing Date, the Purchaser shall, in exchange for receipt of delivery from the Seller of the transfer of the Shares and the documentation as provided for in the preceding paragraph, pay the Purchase Price to the Seller by way of remittance to the bank account set out below. The Purchaser shall bear any necessary remittance fees.

Financial institution name:	[***]

Account type:	[***]

Account number:	[***]

Account name:	[***]

Chapter 3 Conditions Precedent

Article 3.1	Conditions precedent for the Seller’s obligations

The Seller shall perform the obligations it owes to the Purchaser as provided for in Article 2.1, paragraph 1 subject to satisfaction on the Closing Date of the conditions precedent set out below.

The Purchaser shall use commercially reasonable efforts in good faith to ensure that the conditions precedent specified in each item of this Article are satisfied so that the Closing is executed.

(1)	The representations and warranties of the Purchaser set out in Article 4.2 are true and accurate in all material respects as of the Closing Date

(2)	The Purchaser has not materially breached any obligations it must perform or comply with under the Agreement from the Execution Date until the Closing Date

(3)	The Target Company’s board of directors has adopted a resolution approving the Share Transfer

Article 3.2	Conditions precedent for the Seller’s obligations

The Purchaser shall perform the obligations it owes to the Seller as provided for in Article 2.1, paragraph 2 subject to satisfaction on the Closing Date of the conditions precedent set out below. However, the Purchaser may, at its discretion, waive all or a part of those conditions set out below. The Seller shall use commercially reasonable efforts in good faith to ensure that the conditions precedent specified in this Article are satisfied so that the Closing is executed.

(1)	The representations and warranties of the Seller set out in Article 4.1 are true and accurate in all material respects as of the Closing Date

(2)	The Seller has not materially breached any obligations it must perform or comply with under the Agreement from the Execution Date until the Closing Date

(3)	The Target Company’s board of directors has adopted a resolution approving the Share Transfer

(4)

A share purchase agreement between the Purchaser and Z Financial Corporation for Z Financial Corporation’s transfer to the Purchaser of 354,000 shares of common stock and 883,000 shares of Class A Preferred Shares in the Target Company owned by Z Financial Corporation has been legally and validly executed and the aforementioned share transfer has been executed

Chapter 4 Representations and Warranties

Article 4.1	The Seller’s representations and warranties

The Seller represents and warrants to the Purchaser that, as of the Execution Date and the Closing Date, each matter set out below is true and accurate.

(1)	Legal capacity and internal procedures

The Seller is a corporation duly incorporated and validly existing under the laws of Japan, possesses the necessary authority and capacity to execute and perform the Agreement, and has, for that purpose, completed all necessary procedures under laws and regulations, its articles of incorporation, other internal rules, and contracts to which the Seller is a party.

(2)	Authorization

The person signing or affixing his or her seal to the Agreement is duly authorized to sign or affix his or her seal to the Agreement on behalf of the Seller.

(3)	Antisocial Forces The Seller does not fall under an Antisocial Force (as defined in the Exhibit) or any of the following:

(a)	having a relationship through which its management is considered to be controlled by an Antisocial Force;

(b)	having a relationship through which an Antisocial Force is considered to be substantially involved in the Seller’s management;

(c)

having a relationship through which an Antisocial Force is considered to be unjustly used for the purpose of pursuing illicit gains for the Seller or a third party, causing damage to a third party, or for any other similar purpose;

(d)	having a relationship through which the Seller is considered to inappropriately provide funds or benefits to an Antisocial Force or otherwise be involved in an Antisocial Force;

(e)	an officer of the person or any individual substantially involved in the Seller’s management has a socially reprehensible relationship with an Antisocial Force;

(f)	any of the Seller’s officers (meaning a member who executes the Seller’s business, a director, an executive officer, or any other person of equivalent status) is an Antisocial Force; or

(g)	the Seller has allowed an Antisocial Force to use the Seller’s title to execute the Agreement.

(4)	Disposal authority

The Seller lawfully owns the Shares, is the holder of all of the Shares under the shareholder register and the beneficial owner of all of the Shares, and there exists no pledge (whether registered or unregistered), security assignment rights, or other security interests with respect to any third party, and there are no encumbrances on the Shares that could impede the Purchaser’s full retention and exercise of rights over the transferred shares after the Share Transfer of these shares is executed, including attachment, provisional attachment, or provisional disposition.

Article 4.2	The Purchaser’s representations and warranties

The Purchaser represents and warrants to the Seller that, as of the Execution Date and the Closing Date, each matter set out below is true and accurate.

(1)	Legal capacity and internal procedures

The Purchaser is a corporation duly incorporated and validly existing under the laws of Japan, possesses the necessary authority and capacity to execute and perform the Agreement, and has, for that purpose, completed all necessary procedures under laws and regulations, its articles of incorporation, other internal rules, and contracts to which the Purchaser is a party.

(2)	Authorization

The person signing or affixing his or her seal to the Agreement is duly authorized to sign or affix his or her seal to the Agreement on behalf of the Purchaser.

(3)	Antisocial Forces

The Purchaser does not fall under an Antisocial Force or any of the following:

(a)	having a relationship through which its management is considered to be controlled by an Antisocial Force;

(b)	having a relationship through which an Antisocial Force is considered to be substantially involved in the Purchaser’s management;

(c)

having a relationship through which an Antisocial Force is considered to be unjustly used for the purpose of pursuing illicit gains for the Purchaser or a third party, causing damage to a third party, or for any other similar purpose;

(d)	having a relationship through which the Purchaser is considered to provide funds or benefits to an Antisocial Force or otherwise be involved in an Antisocial Force;

(e)	an officer of the person or any individual substantially involved in the Purchaser’s management has a socially reprehensible relationship with an Antisocial Force;

(f)	any of the Purchaser’s officers (meaning a member who executes the Purchaser’s business, a director, an executive officer, or any other person of equivalent status) is an Antisocial Force; or

(g)	the Purchaser has allowed an Antisocial Force to use the Purchaser’s title to execute the Agreement.

Chapter 5 Covenants

Article 5.1	The Seller’s obligations

The Seller shall not transfer the Shares, create a security interest on the Shares, or otherwise dispose of the Shares to any third party other than the Purchaser until the Closing Date.

Chapter 6 Indemnification and Compensation

Article 6.1	Indemnification and compensation for damage by the Seller

1.

If the Purchaser incurs any damage due to any of the events set out in any item below, the Seller shall compensate or indemnify the Purchaser for damage, etc. incurred by the Purchaser due to that event; provided, however, that the amount of such compensation or indemnification shall not exceed the maximum amount of the Purchase Price.

(1)	If any of the Seller’s representations or warranties set out in Article 4.1 is false or inaccurate as of the Execution Date or the Closing Date

(2)	If the Seller breaches or fails to perform any of its obligations under the Agreement

2.

The Seller’s indemnification or compensation obligations set out in the preceding paragraph will arise if the Purchaser identifies the fact that causes indemnification or compensation and if a written claim for indemnification or compensation indicating the amount of damage, etc. reaches the Seller within two years after the Closing Date.

Article 6.2	Indemnification or compensation for damage by the Purchaser

1.

If the Seller incurs any damages due to any of the events set out in any item below, the Purchaser shall compensate or indemnify the Seller for damage, etc. incurred by the Seller due to that event; provided, however, that the amount of such compensation or indemnification shall not exceed the maximum amount of the Purchase Price.

(1)	If any of the Purchaser’s representations or warranties set out in Article 4.2 is false or inaccurate as of the Execution Date or the Closing Date

2.

The Purchaser’s indemnification or compensation obligations set out in the preceding paragraph will arise if the Seller identifies the fact that causes indemnification or compensation and if a written claim for indemnification or compensation indicating the amount of damage, etc. reaches the Purchaser within two years after the Closing Date.

Chapter 7 Termination of the Agreement

Article 7.1	Termination events for the Agreement

1.	The Agreement terminates only if any of the following events occurs:

(1)	if the Parties agree to terminate the Agreement in writing; or

(2)	if the Agreement is canceled pursuant to the following Article.

2.	Except as otherwise provided for in the Agreement, notwithstanding the termination of the Agreement, the provisions of Chapter 6 through Chapter 8 will remain effective.

Article 7.2	Cancellation

1.

The Seller or the Purchaser may immediately cancel the Agreement by giving written notice to the other Party if any of the events set out in any item below occurs with respect to the other Party. However, neither the Seller nor the Purchaser may make a demand for cancellation of the Agreement or repurchase of the Shares for any reason after the Closing.

(1)

In the case that any of the matters represented or warranted by the other Party in Article 4.1 or Article 4.2 is found to be untrue or inaccurate in any material respect and, as a result, the purpose of the Agreement cannot be achieved, and if that breach is not rectified before the earlier of the day on which ten business days will have passed from a written demand to rectify that breach or the Closing Date

(2)

In the case that the other Party materially breaches or fails to perform any of its obligations under the Agreement and, as a result, the purpose of the Agreement cannot be achieved, and if that breach is not rectified before the earlier of the day on which ten business days will have passed from a written demand to rectify that breach or the Closing Date

(3)

If the Closing is not conducted before December 31, 2025 (or, if the Parties separately agree to another date, that other date; however, if the Closing is not conducted for reasons attributable to either Party, that Party may not assert the termination of the Agreement pursuant to this item)

(4)	If the other Party files a petition for legal insolvency proceedings or voluntary liquidation proceedings or commences voluntary liquidation proceedings

2.

Exercise of the cancellation right under the preceding paragraph will not preclude the exercise of any claim for indemnification, claim for damages, or any other right under the Agreement or legal proceedings.

Chapter 8 General Provisions

Article 8.1	Confidentiality

1.

In the Agreement, “Confidential Information” means the fact that the Share Transfer is under deliberation, including the fact that the Agreement has been executed, and all information that either Party to the Agreement discloses to the other Party in relation to the Share Transfer regardless of whether through documentation, by email, orally, by electronic or magnetic recording media, or by any other format, documents prepared based on that information, and any other similar information.

2.

The Seller and the Purchaser shall maintain the confidentiality of Confidential Information and shall not, without the prior written consent of the other Party, disclose or divulge to a third party the fact that the Seller is deliberating sale of the Shares or any Confidential Information, but excluding, to the minimum extent necessary for deliberating the Share Transfer, (i) officers, employees, attorneys, certified public accountants, certified public tax accountants, and financial advisors (“Officers, Etc.”), (ii) a parent company and its Officers, Etc., and (iii) any person to whom information disclosure is necessary in order to satisfy conditions precedent provided for in Article 3.1 and Article 3.2 by the Party. However, this provision will not apply in each case set out in the following items if the Seller and the Purchaser make disclosure or a public announcement to such an extent:

(1)	information that is already legitimately held by the Purchaser prior to disclosure of information from the Seller to the Purchaser;

(2)	information that is already publicly known when it is disclosed from the Seller to the Purchaser;

(3)	information that becomes publicly known for a reason not attributable to the Purchaser after the Seller discloses information to the Purchaser; and

(4)

information that the Purchaser independently obtains from a third party, in the case that the third party does not owe the Seller any confidentiality obligations related to that information at the time of obtaining that information.

3.

If any administrative authority, court, investigation agency, or any other public agency, or the like makes any inquiry or the like regarding Confidential Information under any law, regulation, or rule or any decision, order, direction, or the like based on any law, regulation, or rule, then each of the Seller and the Purchaser may disclose Confidential Information to these public agencies or the like and shall immediately notify the other Party to the effect that the disclosure has been made.

4.	The provisions of this Article are to be effective for one year from the Execution Date regardless of whether the Agreement is canceled or terminated or whether the Closing is conducted.

Article 8.2	Public announcements

For the period from the Execution Date to the completion of the Closing, each of the Seller and the Purchaser shall not publicly announce the existence or the contents of the Agreement or the Share Transfer without prior approval in writing or by email from the other Party. However, this shall not apply in the case where a Party is compelled to make such public announcement pursuant to the judgment or the like of a judicial or administrative agency, etc. or a Party or its parent company is obligated to do so pursuant to laws, regulations, or the like and the disclosing Party makes such public announcement within a reasonable scope after conducting prior consultation in good faith with the other Party thereon.

Article 8.3	Notice

Each notice given in connection with the Agreement will be deemed to be effective only if that notice is sent to the respective addresses set out below (or any other address notified in writing by the Party in question) by any of the following methods:

(1)	personal delivery;

(2)	certified mail, or a courier service that functions in a manner equivalent to certified mail; or

(3)	communication by email.

Notification Addresses

The Seller

Address:	[***]
Email:	[***]
Attention:	[***]

The Purchaser

Address:	[***]
Email:	[***]
Attention:	[***]

Article 8.4	Expenses

Unless otherwise provided for in the Agreement, the Seller and the Purchaser shall bear their respective stamp duties and other expenses that arise in relation to preparation and execution of the Agreement (including, but not limited to, fees and expenses for attorneys, certified public accountants, and other advisors).

Article 8.5	No assignment

The Seller and the Purchaser shall not, without prior written approval from the other Party, (a) cause a third party to succeed to any status under the Agreement or (b) assign to a third party, cause a third party to assume, offer to a third party as security, or otherwise dispose of all or a part of the rights or obligations under the Agreement.

Article 8.6	Revision and amendment

The Agreement is to be revised or amended only upon written agreement by all the Parties.

Article 8.7	Governing law and jurisdiction

The Agreement is governed by, and to be construed in accordance with, the laws of Japan. The Tokyo District Court will have exclusive jurisdiction as the court of first instance with regard to any and all disputes arising out of, or related to, the Agreement.

Article 8.8	Consultation

The Parties shall consult in good faith to resolve matters not provided for in the Agreement or doubts that arise in relation to the Agreement.

[The remainder of this page has been intentionally left blank.]

Thes Agreement has been prepared as an electronic or magnetic record, to each of which the Parties to the Agreement have affixed their respective electronic signatures upon their agreement, and each of the Parties retains that electronic or magnetic record; or, if this Agreement has been prepared in writing, then this Agreement has been prepared in two originals, to each of which the Parties have affixed their respective names and seals, and each retains one original.

February 10, 2025

(The Seller)

3-9 Kanda-Surugadai, Chiyoda-ku, Tokyo Mitsui Sumitomo Insurance Company, Limited

Representative Director, President, and Chief Executive Officer

Shinichiro Funabiki [seal]

(The Purchaser)

1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Corporation

Representative Director

Ichiro Nakayama [seal]